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                                                                      EXHIBIT 99

[TECHTEAM LOGO]
                                                                     NEWSRELEASE



                                                             NASDAQ/NM -- "TEAM"





FOR IMMEDIATE RELEASE, Tuesday, September 30, 2003

TECHTEAM APPOINTS LARRY W. GRANGER CHIEF OPERATING OFFICER

COMPANY ANNOUNCES PRELIMINARY RESULTS FOR THE QUARTER ENDED
SEPTEMBER 30, 2003

TECHTEAM TERMINATES LETTER OF INTENT TO PURCHASE MAJORITY STAKE IN A GROUP OF MALAYSIAN COMPANIES

COMPANY TO ANNOUNCE THIRD-QUARTER RESULTS AND HOST LIVE WEBCAST ON NOVEMBER 7, 2003

SOUTHFIELD, MICHIGAN, September 30, 2003...TECHTEAM GLOBAL, INC., (Nasdaq:
TEAM), a global provider of information technology and business process outsourcing support services, today announced that Larry W. Granger has been appointed by its Board of Directors to serve as the Company's Chief Operating Officer with responsibility for the Company's operations, quality, technology, and human resource functions. Mr. Granger will report directly to William F. Coyro, Jr., President and Chief Executive Officer of TechTeam.

Larry Granger joined TechTeam in December 2002 as Vice President of Professional Services. Previously, Mr. Granger has held numerous executive positions within Ford Motor Company's information technology organization, including Chief Information Officer for three major business units of Ford Motor Company, including the Steel Division, Electronics Division, and Visteon Automotive Systems. In addition, Mr. Granger worked for three years at Ford's Manufacturing Engineering Staff where he was Manager of Computer Integrated Manufacturing and Manager of Operations Engineering. He was also a key member of the Ford 2000 Transition Team, which created the Process Leadership Office in 1994 to reengineer Ford's Global Automotive Operations. From 1996 to 1998, Mr. Granger resided in Europe and was the Director of the Ford European Process Reengineering Office. For the three years prior to joining TechTeam, Mr. Granger was the Founder, President, and Chief Executive Officer of Perodon, L.L.C., a company providing business improvement and information technology services to Detroit-area clients.

                                   -- More --



 27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866
                    - Fax (248) 357-2570 - www.techteam.com
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[TECHTEAM LOGO]
                                                                     NEWSRELEASE


"The promotion of Larry Granger to Chief Operating Officer will better enable TechTeam to respond to the current business climate, where customers expect higher quality service at a lower cost," said Dr. Coyro. "Larry provides the operational and process engineering experience which will better enable us to profitably grow our global business. Even more importantly, I will now be able to devote more of my time and attention to the continued expansion of our global business with new and existing customers and our strategic and acquisition plans."

Separately, TechTeam also announced that it expects to report a net loss for the quarter ended September 30, 2003 of between $1.3 million and $1.5 million, or ($.13) to ($.15) per basic share outstanding. The anticipated loss arises primarily from start up costs associated with the growth of major new business activity in Europe, renewal of existing business at lower pricing, and a significant operational expansion of TechTeam's multilingual help desk in Brussels, Belgium. The Company's European operations have continued to expand at a substantial pace and the Company anticipates growth of about 70% in the size and revenue of our European operations in 2003 from 2002.

Further, TechTeam announced the termination of its non-binding letter of intent to acquire 88% of the outstanding stock in a group of Malaysian companies, which provide Pan-Asian outsourced support services for the technology, finance, and telecommunications industries. While TechTeam remains committed to implementing a premier global help desk strategy, it could not reach terms with the shareholders of this group, terms necessary to assure the long-term success of its global strategy.

Finally, TechTeam announced that it will host an investor teleconference to discuss its third-quarter 2003 results at 10:00 a.m. Eastern Standard Time
(EST), on Friday, November 7, 2003. The Company anticipates releasing its financial results at approximately 7:00 a.m. that morning.

To access a simultaneous Webcast of the teleconference, go to the TechTeam Global Web site at www.techteam.com/press and click on the Webcast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.

A taped replay of the call will be available beginning at approximately 12 noon EST, Friday, November 7. This toll-free replay will be available until 12 noon EST, Friday, November 14, 2003.

To listen to the teleconference replay, call 800-633-8284. (Outside the United States, call 402-977-9140.) When prompted, enter the TechTeam reservation number: 21162028.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, professional services/systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

                                   -- More --


 27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866
                     - Fax (248) 357-2570 - www.techteam.com

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[TECHTEAM LOGO]
                                                                     NEWSRELEASE


                             SAFE HARBOR STATEMENT

The statements contained in this press release that are not purely historical, including statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the growth of the Company's core business, revenue, and earnings performance going forward, management of overhead expenses, productivity, and operating expenses. Forward-looking statements may be identified by words including, but not limited to, "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the award or loss of significant client assignments, timing of contracts and the launch of new business, recruiting and new business solicitation efforts, the market's acceptance of and demand for the Company's offerings, competition, unforeseen expenses, the continuing difficult market and downward price pressure for information technology outsourcing services, the Company's exit from the leasing business, demands upon and consumption of the Company's cash and cash equivalent resources or changes in the Company's access to working capital, changes in the quantity of the Company's common stock outstanding, regulatory changes and other factors affecting the financial constraints on the Company's clients, economic factors specific to the automotive industry, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, unforeseen or unplanned delays in the Company's ability to consummate acquisitions, and the Company's ability to successfully integrate acquisitions on a timely basis. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company's Reports on Forms 8-K, 10-Q and 10-K filed with the United States Securities and Exchange Commission.


                                       ###

CONTACTS:

TECHTEAM GLOBAL, INC.          TECHTEAM GLOBAL, INC.    TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.          Larry W. Granger         Kim Cooper
President and Chief Executive  Chief Operating Officer  Chairman of the Board of
Officer                        (248) 357-2866           Directors
(248) 357-2866                 lgranger@techteam.com    (248) 357-2866
wcoyro@techteam.com




 27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866
                    - Fax (248) 357-2570 - www.techteam.com